Exhibit 99.1

FOR IMMEDIATE RELEASE: FEBRUARY 8, 2021

LEGGETT & PLATT REPORTS 4Q AND FULL YEAR 2020 RESULTS AND ANNOUNCES 1Q DIVIDEND

Carthage, MO, February 8, 2021 —

•	4Q sales grew 3% vs 4Q19, to $1.182 billion

•	4Q EPS was a fourth quarter record $.76, an increase of $.12 vs 4Q19

•	2020 sales decreased 10% vs 2019, to $4.28 billion

•	2020 EPS was $1.82 and 2020 adjusted[1] EPS was $2.13, decreases vs 2019

•	2020 cash flow from operations was $603 million

•	Board of Directors declared first quarter dividend of $.40 per share

•	2021 guidance: sales of $4.6–$4.9 billion and EPS of $2.30–$2.60

Chairman and CEO Karl Glassman commented, “We are pleased to have delivered a strong fourth quarter to end a very challenging 2020. Fourth quarter sales, EBIT, EBIT margin, and earnings per share increased versus the fourth quarter of 2019. For the full year, we generated strong operating cash flow, reduced debt levels, maintained significant liquidity, and increased the dividend for the 49th consecutive year.

“I would like to thank our employees for their dedication, ingenuity, and tenacity in what was a very challenging year as a result of the COVID-19 pandemic. Our teams across our corporate functions and businesses came together to find solutions and navigate the many issues that resulted from the global pandemic. I am extremely proud of all they accomplished. We finished 2020 as a stronger company as a result of their extraordinary efforts.

“We expect continued recovery into 2021 as a result of strong consumer demand for home-related items and global automotive, and modest improvement in our businesses in industries that are experiencing ongoing impacts from COVID-19. We also expect continued supply chain constraints, inflation in commodity costs, and recovery of those higher costs through selling price increases.”

FOURTH QUARTER RESULTS

Fourth quarter 2020 sales of $1.182 billion, a 3% increase versus fourth quarter 2019.

•	Organic sales were up 3%

○	Volume was up 1%[2]; strong demand in residential end markets and Automotive was largely offset by weakness in Aerospace and Work Furniture

○	Raw material-related selling price increases and currency benefit added 2%

•	Acquisitions and divestitures offset each other

[1]	Please refer to attached tables for Non-GAAP Reconciliations
[2]	Includes 1% volume reduction attributable to exited business

Fourth quarter EBIT was $150 million, up $15 million or 11% from fourth quarter 2019, and up $10 million or 7% from fourth quarter 2019 adjusted1 EBIT.

•

EBIT benefited primarily from fixed cost reductions, the non-recurrence of a $5 million restructuring-related charge in fourth quarter 2019, and other smaller items partially offset by change in LIFO impact

○	Fixed cost reductions implemented earlier in the year reduced 4Q costs by approximately $25 million

○	LIFO expense was $8 million in 4Q 2020, versus a LIFO benefit of $14 million in 4Q 2019

•	EBIT margin was 12.7%, up from 11.8% in the fourth quarter of 2019 and up from an adjusted[1] EBIT margin of 12.2% in that same period

Fourth quarter EPS was $.76, a fourth quarter record. EPS increased $.12 versus fourth quarter 2019 and $.08 versus adjusted1 EPS in fourth quarter 2019. Improved EBIT was the primary driver of the increase, augmented by lower interest expense ($.01 per share) and a lower tax rate ($.02 per share).

FULL YEAR RESULTS

2020 sales of $4.28 billion, a 10% decrease versus 2019.

•	Organic sales were down 11%

○	Volume down 10%[3], largely due to economic impact of COVID-19

○	Raw material-related selling price decreases earlier in the year reduced sales 1%

•	Acquisitions added 1% to sales

2020 EBIT was $401 million, down $113 million or 22% from 2019, and adjusted1 EBIT was $446 million, an $83 million or 16% decrease.

•	EBIT and adjusted[1] EBIT declined primarily as a result of lower volume and change in LIFO impact, partially offset by fixed cost reductions

○	Fixed cost reductions totaled approximately $90 million for the year

○	LIFO expense was $8 million in 2020, versus a LIFO benefit of $32 million in 2019

○

2020 adjustments were $25 million non-cash goodwill impairment charge related to our Hydraulic Cylinders business; $9 million of restructuring-related charges primarily from severance costs related to the pandemic; an $8 million non-cash impairment charge related to a note receivable; and a $4 million non-cash charge to write off stock associated with a prior year divestiture

○	2019 adjustments were restructuring-related charges of $15 million and ECS transaction costs of $1 million

•	EBIT margin was 9.4%, down from 10.8% in 2019, and adjusted[1] EBIT margin was 10.4%, a decrease from 11.1% in 2019

2020 EPS was $1.82, a decrease of $.65 versus 2019. Full year adjusted1 EPS was $2.13, a decrease of $.44, reflecting lower adjusted1 EBIT.

2020 DEBT, CASH FLOW, AND DIVIDEND

•	Reduced debt by $228 million

•	Net Debt was 2.44x trailing 12-month adjusted EBITDA[1] at year-end

•	Operating cash flow was $603 million, down $65 million from a record $668 million in 2019

•	Capital expenditures were $66 million for the year

•	Dividends were $1.60 per share, up $.02 from $1.58 per share in 2019

LIQUIDITY AND BALANCE SHEET

•	$1.5 billion of liquidity at December 31

○	$349 million of cash on hand

[3]	Includes 2% volume reduction attributable to exited business

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○	$1.2 billion in capacity remaining under revolving credit facility

•	Debt at December 31

○	Total debt of $1.9 billion; no commercial paper outstanding

○	No significant maturities until August 2022

DIVIDEND

•	The Company’s Board of Directors declared first quarter dividend of $.40

•	Dividend will be paid on April 15, 2021 to shareholders of record on March 15, 2021

•	At an annual indicated dividend of $1.60 per share, the yield is 3.7% based upon Friday’s closing stock price of $43.02 per share, one of the highest yields among the S&P 500 Dividend Aristocrats

2021 GUIDANCE

•	Sales are expected to be $4.6–$4.9 billion, +7% to 14% versus 2020

○	Volume expected to grow mid-single digits

○	Raw material-related price increases and currency benefit expected to add sales growth

○	Small acquisitions expected to be largely offset by prior year divestitures

•	EPS is expected to be $2.30–$2.60

○	Reflects higher volume partially offset by increasing steel, chemical, and other raw material costs, as well as the pricing lag associated with passing along these costs, particularly in 1Q 2021

○	Assumes no LIFO impact in 2021

•	Based on this guidance framework, EBIT margin should be 10.5% to 11.0%

•	Additional guidance expectations:

○	Depreciation and amortization $195 million

○	Net interest expense $75 million

○	Effective tax rate 23%

○	Fully diluted shares 137 million

○	Operating cash flow approximately $450 million

○	Capital expenditures $150 million

○	Dividends $220 million

SEGMENT RESULTS – Fourth Quarter 2020 (versus 4Q 2019)

Bedding Products –

•	Trade sales increased 3%

○	Volume increased 2%; growth in ECS, European Spring, and U.S. Spring was partially offset by lower volume in Adjustable Bed and exited volume in Drawn Wire

○	Raw material-related selling price increases added 3%

○	Divestitures reduced sales by approximately 2% (small operations in Drawn Wire and former Fashion Bed business)

•	EBIT increased $6 million, primarily from fixed cost reductions and volume growth, partially offset by change in LIFO impact

Specialized Products –

•	Trade sales increased 1%

○	Volume was down 2%; growth in Automotive was more than offset by weak demand in Aerospace

○	Currency benefit increased sales 3%

•	EBIT increased $2 million, primarily from fixed cost reductions partially offset by lower volume

Furniture, Flooring & Textile Products –

•	Trade sales increased 5%

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○	Volume increased 2%; strong demand in Fabric Converting, Geo Components, and Home Furniture was partially offset by weak demand in Work Furniture and Flooring Products’ hospitality business

○	Currency benefit increased sales 1%

○	A small Geo Components acquisition completed in December 2019 added 2% to sales

•	EBIT increased $6 million, primarily from fixed cost reductions partially offset by change in LIFO impact

SEGMENT RESULTS – Full Year 2020 (versus 2019)

Bedding Products –

•	Trade sales declined 10%

○	Volume was down 9%[4], primarily due to pandemic-related economic declines earlier in the year

○	Raw material-related price decreases and currency impact reduced sales 1%

•

EBIT decreased $50 million, primarily from lower volume, change in LIFO impact, an $8 million impairment related to a note receivable, and lower metal margin in our rod mill partially offset by fixed cost reductions

Specialized Products –

•	Trade sales decreased 16%

○	Volume was down 17%, primarily due to pandemic-related economic declines earlier in the year and continued weak demand in Aerospace

○	Currency benefit increased sales 1%

•	EBIT decreased $79 million, primarily from volume declines and a $25 million goodwill impairment charge in Hydraulic Cylinders partially offset by fixed cost reductions

Furniture, Flooring & Textile Products –

•	Trade sales were down 6%

○	Volume decreased 8%, primarily due to pandemic-related economic declines earlier in the year and continued weak demand in Work Furniture and Flooring Products’ hospitality business

○	A small Geo Components acquisition completed in December 2019 added 2% to sales

○	Raw material-related selling price decreases were offset by a currency benefit

•	EBIT increased $19 million, primarily from fixed cost reductions, improved pricing, and lower restructuring-related charges ($5m) partially offset by lower volume

SLIDES AND CONFERENCE CALL

A set of slides containing summary financial information is available from the Investor Relations section of Leggett’s website at www.leggett.com. Management will host a conference call at 7:30 a.m. Central (8:30 a.m. Eastern) on Tuesday, February 9. The webcast can be accessed from Leggett’s website. The dial-in number is (201) 689-8341; there is no passcode.

First quarter results will be released after the market closes on Monday, May 3, 2021, with a conference call the next morning.

FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: At Leggett & Platt (NYSE: LEG), we create innovative products that enhance people’s lives, generate exceptional returns for our shareholders, and provide sought-after jobs in communities around the world. L&P is a 138-year-old diversified manufacturer that designs and produces engineered products found in most homes and automobiles. The Company is comprised of 15 business units, 20,000 employee-partners, and 132 manufacturing facilities located in 17 countries.

[4]	Includes 1% volume reduction attributable to exited business

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Leggett & Platt is the leading U.S.-based manufacturer of: a) bedding components; b) automotive seat support and lumbar systems; c) specialty bedding foams and private label finished mattresses; d) components for home furniture and work furniture; e) flooring underlayment; f) adjustable beds; and g) bedding industry machinery.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” including, but not limited to, strong consumer demand for home-related items and global automotive; modest improvement in COVID-19 impacted businesses; continued supply chain constraints, continued inflation in commodity costs; recovery of commodity costs through selling price increases; raw material-related price increases; volume growth; acquisition and divestiture activity; LIFO impact; the amount of sales, EPS, capital expenditures, depreciation and amortization, net interest expense, fully diluted shares, operating cash flow; our EBIT margin, and effective tax rate and amount of dividends. Such forward-looking statements are expressly qualified by the cautionary statements described in this provision and reflect only the beliefs of Leggett or its management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. Some of these risks and uncertainties include: (i) the adverse impact on our sales, earnings, liquidity, cash flow, costs, and financial condition caused by the COVID-19 pandemic which has, in varying degrees, and could continue to materially negatively impact (a) the demand for our products and our customers’ products, growth rates in the industries in which we participate, and opportunities in those industries (b) our manufacturing facilities’ ability to remain open or fully operational, obtain necessary raw materials (including nonwoven fabrics) and parts, maintain appropriate labor levels and ship finished products to customers, (c) operating costs related to pay and benefits for our terminated employees, (d) our ability to collect trade and other notes receivables in accordance with their terms; (e) impairment of goodwill and long-lived assets, (f) restructuring-related costs, and (g) our ability to access the commercial paper market or borrow under our revolving credit facility, including compliance with restrictive covenants that may limit our operational flexibility and our ability to timely pay our debt; (ii) the speed at which vaccines for the COVID-19 virus are administered, the percentage of the population vaccinated, and the effectiveness of those vaccines; (iii) the Company’s ability to manage working capital; (iv) increases or decreases in our capital needs, which may vary depending on acquisition or divestiture activity, our working capital needs and capital expenditures; (v) market conditions; (vi) price and product competition from foreign and domestic competitors, (vii) cost and availability of raw materials (including chemicals), labor, and energy costs, (viii) cash generation sufficient to pay the dividend, (ix) cash repatriation from offshore accounts; (x) changing tax rates, increased trade costs, cybersecurity breaches, customer losses and insolvencies, disruption to our steel rod mill, foreign currency fluctuation, the imposition or continuation of anti-dumping duties on innersprings, steel wire rod and mattresses, gain on the sale of real estate; data privacy, climate change and ESG obligations, and litigation risks; and (xi) risk factors in the “Forward-Looking Statements” and “Risk Factors” sections in Leggett’s most recent Form 10-K and Form 10-Q reports filed with the SEC.

CONTACT: Investor Relations, (417) 358-8131 or invest@leggett.com

Susan R. McCoy, Senior Vice President, Investor Relations

Cassie J. Branscum, Senior Director, Investor Relations

Tarah L. Sherwood, Director, Investor Relations

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LEGGETT & PLATT	Page 6 of 8	February 8, 2021

RESULTS OF OPERATIONS	FOURTH QUARTER			YEAR TO DATE
(In millions, except per share data)	2020	2019	Change	2020	2019	Change
Net trade sales	$1,182.0	$1,144.9	3%	$4,280.2	$4,752.5	(10)%
Cost of goods sold	923.4	872.5		3,385.7	3,701.9

Gross profit	258.6	272.4	(5)%	894.5	1,050.6	(15)%
Selling & administrative expenses	103.8	117.6	(12)%	424.4	469.7	(10)%
Amortization	16.3	16.0		65.2	63.3
Other expense (income), net	(11.2)	3.7		4.4	4.2

Earnings before interest and taxes	149.7	135.1	11%	400.5	513.4	(22)%
Net interest expense	18.8	20.3		79.6	83.3

Earnings before income taxes	130.9	114.8		320.9	430.1
Income taxes	27.7	27.9		73.2	96.2

Net earnings	103.2	86.9		247.7	333.9
Less net income from non-controlling interest	—	(0.1)		(0.1)	(0.1)

Net earnings attributable to L&P	$103.2	$86.8	19%	$247.6	$333.8	(26)%

Earnings per diluted share
Net earnings per diluted share	$0.76	$0.64	19%	$1.82	$2.47	(26)%
Shares outstanding
Common stock (at end of period)	132.6	131.8	0.6%	132.6	131.8	0.6%
Basic (average for period)	135.9	135.2		135.7	134.8
Diluted (average for period)	136.2	135.8	0.3%	135.9	135.4	0.4%

CASH FLOW	FOURTH QUARTER			YEAR TO DATE
(In millions)	2020	2019	Change	2020	2019	Change
Net earnings	$103.2	$86.9		$247.7	$333.9
Depreciation and amortization	48.4	47.2		189.4	191.9
Working capital decrease (increase)	69.9	101.1		92.5	80.5
Impairments	—	2.1		29.4	7.8
Other operating activities	(2.7)	14.1		43.6	53.9

Net Cash from Operating Activities	$218.8	$251.4	(13)%	$602.6	$668.0	(10)%
Additions to PP&E	(13.9)	(40.1)		(66.2)	(143.1)
Purchase of companies, net of cash	—	(20.8)		—	(1,265.1)
Proceeds from business and asset sales	8.8	0.2		14.8	5.5
Dividends paid	(53.0)	(52.6)		(211.5)	(204.6)
Repurchase of common stock, net	(0.1)	(2.7)		(9.1)	(7.1)
Additions (payments) to debt, net	(63.1)	(127.5)		(227.8)	947.0
Other	6.4	(2.3)		(1.5)	(21.1)

Increase (Decr.) in Cash & Equiv.	$103.9	$5.6		$101.3	$(20.5)

FINANCIAL POSITION	December 31,
(In millions)	2020	2019	Change
Cash and equivalents	$348.9	$247.6
Receivables	563.6	591.9
Inventories	645.5	636.7
Other current assets	54.1	61.9

Total current assets	1,612.1	1,538.1	5%
Net fixed assets	784.8	830.8
Operating lease right-of-use assets	161.6	158.8
Goodwill	1,388.8	1,406.3
Intangible assets and deferred costs	806.7	882.4

TOTAL ASSETS	$4,754.0	$4,816.4	(1)%

Trade accounts payable	$552.2	$463.4
Current debt maturities	50.9	51.1
Current operating lease liabilities	42.4	39.3
Other current liabilities	360.5	374.3

Total current liabilities	1,006.0	928.1	8%
Long-term debt	1,849.3	2,066.5	(11)%
Operating lease liabilities	122.1	121.6
Deferred taxes and other liabilities	386.3	387.7
Equity	1,390.3	1,312.5	6%

Total Capitalization	3,748.0	3,888.3	(4)%

TOTAL LIABILITIES & EQUITY	$4,754.0	$4,816.4	(1)%

LEGGETT & PLATT	Page 7 of 8	February 8, 2021

SEGMENT RESULTS [1]	FOURTH QUARTER				YEAR TO DATE
(In millions)	2020	2019	Change		2020	2019	Change
Bedding Products
Trade Sales	$548.3	$530.2	3%		$2,039.3	$2,254.3	(10)%
EBIT	63.6	57.5	11%		185.8	235.8	(21)%
EBIT Margin	11.6%	10.8%	80	bps[2]	9.1%	10.5%	-140	bps[2]
Note impairment	—	—			8.4	—
Restructuring-related charges	—	2.1			3.3	9.0
ECS transaction costs	—	—			—	0.9

Adjusted EBIT	63.6	59.6	7%		197.5	245.7	(20)%
Adjusted EBIT Margin	11.6%	11.2%	40	bps	9.7%	10.9%	-120	bps
Depreciation and amortization	27.0	26.8			106.7	107.3

Adjusted EBITDA	90.6	86.4	5%		304.2	353.0	(14)%
Adjusted EBITDA Margin	16.5%	16.3%	20	bps	14.9%	15.7%	-80	bps

Specialized Products
Trade Sales	$273.0	$269.7	1%		$891.2	$1,066.8	(16)%
EBIT	51.2	48.9	5%		91.9	170.5	(46)%
EBIT Margin	18.8%	18.1%	70	bps	10.3%	16.0%	-570	bps
Restructuring-related charges	—	—			3.8	—
Goodwill impairment	—	—			25.4	—

Adjusted EBIT	51.2	48.9	5%		121.1	170.5	(29)%
Adjusted EBIT Margin	18.8%	18.1%	70	bps	13.6%	16.0%	-240	bps
Depreciation and amortization	11.8	10.8			44.3	41.8

Adjusted EBITDA	63.0	59.7	6%		165.4	212.3	(22)%
Adjusted EBITDA Margin	23.1%	22.1%	100	bps	18.6%	19.9%	-130	bps

Furniture, Flooring & Textile Products
Trade Sales	$360.7	$345.0	5%		$1,349.7	$1,431.4	(6)%
EBIT	34.6	28.2	23%		126.2	107.4	18%
EBIT Margin	9.6%	8.2%	140	bps	9.4%	7.5%	190	bps
Restructuring-related charges	—	2.9			1.5	6.1

Adjusted EBIT	34.6	31.1	11%		127.7	113.5	13%
Adjusted EBIT Margin	9.6%	9.0%	60	bps	9.5%	7.9%	160	bps
Depreciation and amortization	6.4	6.0			25.5	25.7

Adjusted EBITDA	41.0	37.1	11%		153.2	139.2	10%
Adjusted EBITDA Margin	11.4%	10.8%	60	bps	11.4%	9.7%	170	bps

Total Company
Net Trade Sales	$1,182.0	$1,144.9	3%		$4,280.2	$4,752.5	(10)%
EBIT - segments	149.4	134.6	11%		403.9	513.7	(21)%
Intersegment eliminations and other	0.3	0.5			(3.4)	(0.3)

EBIT	149.7	135.1	11%		400.5	513.4	(22)%
EBIT Margin	12.7%	11.8%	90	bps	9.4%	10.8%	-140	bps
Goodwill impairment [3]	—	—			25.4	—
Note impairment [3]	—	—			8.4	—
Stock write-off from prior year divestiture [3]	—	—			3.5	—
Restructuring-related charges [3]	—	5.0			8.6	15.1
ECS transaction costs [3]	—	—			—	0.9

Adjusted EBIT [3]	149.7	140.1	7%		446.4	529.4	(16)%
Adjusted EBIT Margin [3]	12.7%	12.2%	50	bps	10.4%	11.1%	-70	bps
Depreciation and amortization - segments	45.2	43.6			176.5	174.8
Depreciation and amortization - unallocated [4]	3.2	3.6			12.9	17.1

Adjusted EBITDA [3]	$198.1	$187.3	6%		$635.8	$721.3	(12)%
Adjusted EBITDA Margin	16.8%	16.4%	40	bps	14.9%	15.2%	-30	bps

LAST SIX QUARTERS	2019		2020
Selected Figures	3Q	4Q	1Q		2Q	3Q	4Q
Net Trade Sales ($ million)	1,239.3	1,144.9	1,045.5		845.1	1,207.6	1,182.0
Sales Growth (vs. prior year)	14%	9%	(9)%		(30)%	(3)%	3%
Volume Growth (same locations vs. prior year)	(1)%	(1)%	(9)%		(29)%	(3)%	3%

Adjusted EBIT [3]	147.9	140.1	92.6		51.1	153.0	149.7
Cash from Operations ($ million)	212.9	251.4	10.4		112.1	261.3	218.8

Adjusted EBITDA (trailing twelve months) [3]	689.1	721.3	709.7		621.3	625.0	635.8
(Long-term debt + current maturities - cash and equivalents) / Adj. EBITDA [3,5]	2.91	2.59	2.76		3.10	2.74	2.44

Organic Sales (vs. prior year) [6]	3Q	4Q	1Q		2Q	3Q	4Q
Bedding Products	(9)%	(10)%	(15)%		(28)%	(1)%	5%
Specialized Products	5%	4%	(11)%		(47)%	(9)%	1%
Furniture, Flooring & Textile Products	1%	(2)%	(7)%		(25)%	(2)%	3%
Overall	(2)%	(4)%	(12)%		(31)%	(3)%	3%

[1]	Segment and overall company margins calculated on Trade sales.
[2]	bps = basis points; a unit of measure equal to 1/100th of 1%.
[3]	Refer to next page for non-GAAP reconciliations.
[4]	Consists primarily of depreciation of non-operating assets.
[5]	EBITDA based on trailing twelve months.
[6]	Trade sales excluding sales attributable to acquisitions and divestitures consummated in the last 12 months.

LEGGETT & PLATT	Page 8 of 8	February 8, 2021

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (Non-GAAP) FINANCIAL MEASURES [11]

	Full Year		2019		2020
Non-GAAP adjustments [7]	2019	2020	3Q	4Q	1Q	2Q	3Q	4Q
Goodwill impairment	—	25.4	—	—	—	25.4	—	—
Note impairment	—	8.4	—	—	8.4	—	—	—
Stock write-off from prior year divestiture	—	3.5	—	—	3.5	—	—	—
Restructuring-related charges	15.1	8.6	3.8	5.0	—	2.9	5.7	—
ECS transaction costs	0.9	—	—	—	—	—	—	—

Non-GAAP adjustments (pretax) [8]	16.0	45.9	3.8	5.0	11.9	28.3	5.7	—
Income tax impact	(2.3)	(4.6)	(0.4)	(0.1)	(2.9)	(0.4)	(1.3)	—

Non-GAAP adjustments (after tax)	13.7	41.3	3.4	4.9	9.0	27.9	4.4	—

Diluted shares outstanding	135.4	135.9	135.4	135.8	135.6	135.7	136.1	136.2

EPS impact of non-GAAP adjustments	0.10	0.31	0.02	0.04	0.07	0.21	0.03	—

	Full Year		2019		2020
Adjusted EBIT, EBITDA, Margin, and EPS [7]	2019	2020	3Q	4Q	1Q	2Q	3Q	4Q
Net trade sales	4,752.5	4,280.2	1,239.3	1,144.9	1,045.5	845.1	1,207.6	1,182.0
EBIT (earnings before interest and taxes)	513.4	400.5	144.1	135.1	80.7	22.8	147.3	149.7
Non-GAAP adjustments (pretax and excluding interest)	16.0	45.9	3.8	5.0	11.9	28.3	5.7	—

Adjusted EBIT ($ millions)	529.4	446.4	147.9	140.1	92.6	51.1	153.0	149.7

EBIT margin	10.8%	9.4%	11.6%	11.8%	7.7%	2.7%	12.2%	12.7%
Adjusted EBIT margin	11.1%	10.4%	11.9%	12.2%	8.9%	6.0%	12.7%	12.7%

EBIT	513.4	400.5	144.1	135.1	80.7	22.8	147.3	149.7
Depreciation and Amortization	191.9	189.4	48.4	47.2	47.5	46.5	47.0	48.4

EBITDA	705.3	589.9	192.5	182.3	128.2	69.3	194.3	198.1
Non-GAAP adjustments (pretax and excluding interest)	16.0	45.9	3.8	5.0	11.9	28.3	5.7	—

Adjusted EBITDA ($ millions)	721.3	635.8	196.3	187.3	140.1	97.6	200.0	198.1

EBITDA margin	14.8%	13.8%	15.5%	15.9%	12.3%	8.2%	16.1%	16.8%
Adjusted EBITDA margin	15.2%	14.9%	15.8%	16.4%	13.4%	11.5%	16.6%	16.8%

Diluted EPS	2.47	1.82	0.74	0.64	0.34	(0.05)	0.77	0.76
EPS impact of non-GAAP adjustments	0.10	0.31	0.02	0.04	0.07	0.21	0.03	—

Adjusted EPS ($)	2.57	2.13	0.76	0.68	0.41	0.16	0.80	0.76

	Full Year		2019		2020
Net Debt to Adjusted EBITDA [9]	2019	2020	3Q	4Q	1Q	2Q	3Q	4Q
Total Debt	2,117.6	1,900.2	2,248.3	2,117.6	2,466.4	2,134.3	1,960.2	1,900.2
Less: Cash and equivalents	(247.6)	(348.9)	(242.0)	(247.6)	(505.8)	(208.8)	(245.0)	(348.9)

Net Debt	1,870.0	1,551.3	2,006.3	1,870.0	1,960.6	1,925.5	1,715.2	1,551.3
Adjusted EBITDA, trailing 12 months	721.3	635.8	689.1	721.3	709.7	621.3	625.0	635.8

Net Debt / Leggett Reported 12-month Adjusted EBITDA	2.59	2.44	2.91	2.59	2.76	3.10	2.74	2.44
Net Debt / Leggett and ECS 12-month Pro Forma Adjusted EBITDA [10]	2.59		2.81	2.59

[7]	Management and investors use these measures as supplemental information to assess operational performance.
[8]

The non-GAAP adjustments affected various line items on the income statement. Details by quarter: 3Q 2019: ($0.9) million COGS, $4.7 million other expense. 4Q 2019: $5.0 million other expense. 1Q 2020: $8.4 million SG&A, $3.5 million other expense. 2Q 2020: $0.5 COGS, $27.8 million other expense. 3Q 2020: $5.1 million other expense, $0.6 million in COGS.

[9]	Management and investors use this ratio as supplemental information to assess ability to pay off debt. These ratios are calculated differently than the Company’s credit facility covenant ratio.
[10]

The Leggett and ECS pro forma adjusted EBITDA for the 12 months ended September 30, and December 31, 2019 is presented in the table below. Because the increase in debt from December 31, 2018 to December 31, 2019 was directly attributable to the ECS acquisition, we believe it is more meaningful to investors to include ECS’s pre-acquisition adjusted EBITDA for the trailing 12 months ended September 30, and December 31, 2019 in the net debt / 12-month adjusted EBITDA calculation.

	10/1/18 – 1/16/19	1/1/19 – 1/16/19
ECS pre-acquisition adjusted EBITDA from:
Net earnings	—	(1)
Interest expense	12	1
Taxes	1	—

EBIT	13	—
Depreciation and Amortization	5	1
Change in control bonus	7	—

EBITDA	25	1

Leggett Adjusted EBITDA, trailing 12 months (including ECS from January 16, 2019)	689	721
ECS pre-acquisition adjusted EBITDA	25	1

Leggett and ECS Pro Forma Adjusted EBITDA, trailing 12 months	714	722

Net Debt / Leggett and ECS 12-month Pro Forma Adjusted EBITDA	2.81	2.59

[11]	Calculations impacted by rounding.